As filed with the Securities and Exchange Commission on December 14, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

--------------------------

FORM S-3

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

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Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

ILLINOIS	36-4197173
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060
(847) 549-6002

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

STEVEN J. COHEN
PRESIDENT
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060
(847) 549-6002

Name, address, including zip code, and telephone number, including area code, of agent for service) (NAME,

BRIAN CHAIKEN,
 CHIEF FINANCIAL OFFICER AND SECRETARY
1011 CAMPUS DRIVE
MUNDELEIN, ILLINOIS 60060
(847) 549-6002
Copies of communications to:

LOLA MIRANDA HALE, ESQ.
EPSTEIN BECKER GREEN, P.C.
150 N. MICHIGAN AVE., 35TH FLOOR
CHICAGO, ILLINOIS 60601-7553
(312) 499-1400

APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED SALE TO PUBLIC:  As soon as practicable after the effective date of this Registration Statement.

If the only  securities  being  registered on this form are being offering pursuant to dividend or interest  reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with divided or interest reinvestment plans, check the following box. [X]

If this Form is filed to  register  additional  securities for an offering pursuant to Rule 462(b) under the  Securities  Act,  check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the  Securities  Act,  check the following box and list the Securities Act registration statement number of the earlier effective registration  statement for the same offering. [ ]

If this Form is a registration  statement  pursuant to General  Instruction I.D. or a  post-effective  amendment  thereto that shall become effective  upon filing with the  Commission  pursuant to Rule 462(e) under the  Securities  Act, check the following box. [ ]

If this Form is a  post-effective  amendment  to a  registration  statement filed  pursuant  to  General  Instruction  I.D.  filed  to  register  additional securities or additional classes of securities  pursuant to Rule 413(b)under the Securities Act, check the following box. [ ]

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CALCULATION OF REGISTRATION FEE ---------------------------------------------------------------------------------------------------------------------------------

Title of Each Class of Securities to be Registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)

Common Stock Par value $0.00005 (1)	13,402,490	$1.17	$15,680,913.3	$875.00

(1) Shares of common stock (x)  issued and issuable upon: (a) conversion of $3,741,000 aggregate principal amount of our 8% convertible senior secured promissory notes in 2011 (the “2009 Convertible Notes”), based upon an conversion rate of 10,000 shares per $10,000 principal amount of the Convertible Notes for an aggregate of 3,741,000 shares of our Common Stock and conversion of the accrued  interest on the 2009 Convertible Notes for an aggregate of 598,560 shares at maturity  (b) the exercise of warrants issued in connection with the issuance of our 2009 Convertible Notes (the “2009 Warrants”) at an exercise price of $1.50 per share for an aggregate 5,611,500 shares (c) the exercise of two five year warrants issued in connection with the issuance of our 2008 Convertible Notes (the “2008 Warrants”) at an exercise price of $0.30 per share for an aggregate of 409,509 shares and an exercise price of $1.00 for an aggregate of 1,692,770 shares (d) The exercise of warrants issued to the 2008 Convertible Note holders at an exercise price of $0.01 per share for an aggregate of 936,860 shares, (e) the exercise of warrants issued to the placement agent in connection with the 2008 Convertible Note offering with an exercise price of $1.00 per share for an aggregate of 89,996 shares; (f) the exercise of warrants issued in connection with a settlement for an aggregate of 83,333 shares at a variable exercise price equal to the lowest twelve trading-day average closing price of the Company’s common stock during the period between the date of issuance and the date of notice of exercise (“Zaghi Warrant”) (g) the exercise of warrants issued in 2007 with an exercise price of $13.69 per share for an aggregate of 175,295 shares of our common stock (the “2007 Warrants’) (h) the exercise of warrants issued to the placement agent in connection with the 2007 Warrants for an aggregate of 40,000 at an exercise price of $1.00 per share, and  (i) the exercise of warrants issued in 2007 for an aggregate of 23,667 shares at an exercise price of $ 13.69 per share This registration statement is registering the underlying shares of common stock into which the Convertible Notes are convertible and the underlying shares of common stock into which the all of the Warrants identified above are exercisable.

(2) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of common stock registered hereby shall include an indeterminate number of additional shares of common stock that may be issuable as a result of anti-dilution adjustments.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported for shares of Common Stock of the Registrant, as of December 11, 2009, as reported on the OTC Bulletin Board.

(4) The Registrant previously paid a registration fee of $438 in connection with its original filing on Form S-3 dated June 5, 2007 (File No. 333-143537) registering 12,450,000 shares of common stock, and amended such Form S-3 on August 6, 2008, paying an additional $9.00 to register an additional 290,000 shares of common stock.  The Registrant also previously paid a registration fee of $112.99 in connection with its original filing on Form S-3 dated March 11, 2008 (File No. 333-149645) registering 6,363,174 shares of common stock.  No securities were sold under such registration statements. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, $559.99 is being offset against the total registration fee due for this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID  SECTION 8(a), MAY DETERMINE.
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The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                     SUBJECT TO COMPLETION, Dated December 14, 2009

PROSPECTUS ------------------

                      Z TRIM HOLDINGS, INC.

COMMON STOCK
------------------

This prospectus relates to the sale or other  disposition  of  61,415 shares of our  common  stock par value $0.00005 per share and 13,341,075 shares of our common stock underlying convertible notes and warrants by the Selling Shareholders named in this prospectus or their transferees.  In private placements effected in 2009, we issued 8% convertible promissory notes due in 2011 in the aggregate amount of $3,741,000 (the “Convertible Notes”) and in 2009, 2008, and 2007 we issued warrants in a series of private placements.  This prospectus may be used by the Selling Stockholders named herein to resell, from time to time, any shares of our common stock, issuable upon conversion of the Convertible Notes at an initial conversion rate of 10,000 shares per $10,000 principal amount of Convertible Note and upon exercise of the warrants at exercise prices ranging from $36 to $0.30 per share.  The issuance of the shares upon exercise of the warrants is not covered by this  prospectus; only the resale of the shares underlying the warrants is covered. For information about the Selling Shareholders see the section entitled: "Selling Shareholders" on page 13.  We will not receive any of the proceeds from the sale of any shares of our common stock offered by this prospectus.  However, we will receive the proceeds from any cash exercise of the Warrants.  The Selling Shareholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the OTC Bulletin Board at prevailing market prices or at privately negotiated prices.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol "ZTHO."  The last reported sale price of our common stock as reported on the OTC Bulletin Board on December 11,2009 was $1.20 per share.

The Selling Shareholders may offer their shares of Common Stock from time to time through public or private transactions, on or off of the OTC Bulletin Board at prevailing market prices or at privately  negotiated prices. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Shareholders, but will receive proceeds related to the exercise for cash of warrants held by the Selling Shareholders.

The Selling Shareholders, and any participating  broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.  The Selling Shareholders have  informed us that they do not have any agreement or understanding, directly or indirectly, with any person to  distribute their common stock.

Brokers or dealers effecting transactions in the shares should confirm the registration of these securities under the  securities laws of the states in which transactions occur or the existence of applicable exemptions from such registration.

INVESTING IN THE COMMON STOCK OF OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. WE URGE YOU TO READ CAREFULLY THE ENTIRE PROSPECTUS, INCLUDING THE "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE MAKING A DECISION TO PURCHASE OUR STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL AND COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS DECEMBER 14, 2009

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any dealer or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of the securities that may be offered by the selling securityholders. Each time a selling securityholder sells securities, the selling securityholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the terms of the offering. Any prospectus supplement may add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Z Trim,” “Company,” “our,” “us” or “we” are to Z Trim Holdings, Inc.

                             DISCLOSURES  ABOUT  FORWARD-LOOKING  STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, as well as other written and oral statements made or incorporated by reference from time to time by us and our representatives in other reports, filings with the SEC, press releases, conferences, or otherwise, may be deemed forward-looking  statements  within the safe  harbor  provisions  of the Private Securities  Litigation  Report Act of 1995. All statements other than those that are purely historical are forward-looking statements.  Words such as "expect," "anticipate," "believe,"  "estimate," "intend," "plan," "potential" and similar expressions  as they relate to us and our management also  identify  forward-looking  statements, although not all forward-looking statements contain these identifying words.  Because  these forward-looking statements involve risks and uncertainties,  there are important factors  that  could  cause  our  actual  results,  as well as our  expectations regarding  materiality or significance, to differ  materially from those in the forward-looking statements. Forward-looking statements may include, but are not limited to, statements with respect to our history of operating losses, lack of significant  market  acceptance  of our  product,  the fact that we will need to raise additional capital, and our reliance on intellectual  property. You should not place undue reliance on these forward-looking  statements, which speak only as of the date made. These  forward-looking  statements are based on our current expectations and are subject to a number of risks and  uncertainties, including those identified under "Risk Factors" and elsewhere included and incorporated by reference in this prospectus including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 20, 2009, our subsequent SEC filings and those factors summarized below.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ  materially  from  those  expressed  in  these  forward-looking statements, and any events anticipated in the forward-looking statements may not actually  occur. Consequently we can give no assurance that such expectations will prove to have been correct. Except as required by law, we undertake no duty to update any forward-looking  statements  after the date of this  prospectus to conform those statements to actual results or to reflect  the  occurrence of  unanticipated events. We qualify all forward-looking  statements contained in this prospectus by the foregoing cautionary statements.  Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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PROSPECTUS SUMMARY

The following summary does not contain all the information that may be important to you and is qualified in its entirety by more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, paying particular attention to the risks referred to under the heading “Risk Factors,” request from us all additional public information that you wish to review relating to us and complete your own examination of us before making an investment decision.

THE COMPANY

Z Trim Holdings, Inc. is a functional food ingredient company which provides custom product solutions that help answer certain of the food industry’s problems.  The Company believes that, Z Trim’s technology provides value-added ingredients across virtually all food industry categories.  Z Trim’s products, among other things,  help to reduce fat and calories, add fiber, provide shelf-stability, prevent oil migration, and add binding capacity – all without degrading the taste and texture of the final food products.  Perhaps most significantly, Z Trim’s products can help extend finished products, and thereby increase its customers’ gross margins.  Under the direction of new management since December 2007, Z Trim has focused its efforts and resources towards the manufacture, marketing and sales of its industry-changing products.

Z Trim Holdings, Inc., through an exclusive license to technology patented by the United States Department of Agriculture, has developed products that both reduce fat and add fiber, with the added benefit of maintaining taste and mouth-feel associated with full fat products.  The global market for Z Trim's line of products spans the entire food and nutritional beverage industry, both low-fat and full fat, including meats, baked goods, dairy and non-dairy products, snacks, beverages, dressings, sauces and dips.

As our current facility is a prototype plant, being the first of its kind to produce our innovative products, we are constantly seeking ways to improve efficiencies and achieve economies of scale.  In order to fully realize the potential of our business model, the Company will eventually need to move to a larger facility, enter into strategic partnerships, or find some other means to produce greater volumes of finished product.

 Z Trim Holdings, Inc. was incorporated in the State of Illinois on May 5, 1994 under the original name Circle Group Entertainment Ltd.   Z Trim Holdings operates within the $25-30 billion per year (2006) global business of food additives.  The global hydrocolloid business - which consists of agents used for thickening, gelling and stabilizing food and beverage products, is over $19 billion per year (http://www.sriconsulting.com/CEH/Public/Reports/582.7000/) with food applications constituting approximately $4.2 billion of that total (http://www.foodnavigator-usa.com/Financial-Industry/Health-and-prices-dominate-hydrocolloids-debate).  Specifically, the U.S. fat replacer and bulk dietary fiber (supplement) markets are estimated to be just over $500 million each, with carbohydrate-based fat replacers, such as Z Trim, accounting for approximately 59 percent of the market in 2000 (http://www.frost.com/prod/servlet/market-insight-top.pag?docid=10039518).

The Company’s intangible assets include a license, patents pending and issued, as well as trade secrets and know-how and trademarks.  Central to this portfolio is an exclusive license to US Patent No. 5,766,662, including all related international patents, issued to Dr. George Inglett of the USDA.  This license expires upon the expiration of the underlying patent in late 2015.  Through the process of development and commercialization of the technology, the Company has identified and sought patent protection for improvements to the manufacturing process, product applications and is currently developing several commercially promising spin-off technologies.  On December 1, 2009, the United States Patent and Trademark Office issued us Patent No. 7,625,591, which we believe further strengthens our intellectual property.

The Company has spent $10,811 in 2008 and $14,325 in 2007 for research and development expense over the last two years, and continues its efforts to develop value-added products to add to its core line.

Presently, the Company employs 28 full-time employees and no part-time employees.

CORPORATE INFORMATION

Our executive offices are located at 1011 Campus Drive, Mundelein,  Illinois, 60060. Our phone number is (847) 549-6002.  Our website is www.ztrim.com.  Information on our web site is not intended to be incorporated into this prospectus.

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RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS  BEFORE INVESTING IN THE SHARES. AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING RISK FACTORS,  OTHER  INFORMATION  INCLUDED IN THIS PROSPECTUS AND INFORMATION IN OUR PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING THE COMPANY.  ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY IMPAIR THE COMPANY’S BUSINESS OPERATIONS.  IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, THE COMPANY’S BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER SIGNIFICANTLY AND COULD BE MATERIALLY AND ADVERSELY AFFECTED.  IN SUCH CASE, THE VALUE OF THE COMPANY’S COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

BUSINESS RISKS

THE COMPANY HAS A HISTORY OF OPERATING LOSSES AND CANNOT GUARANTEE PROFITABLE OPERATIONS IN THE FUTURE.  ANY FAILURE ON OUR PART TO ACHIEVE PROFITABILITY MAY CAUSE US TO REDUCE OR EVENTUALLY CEASE OPERATIONS.

The Company incurred a net loss of $7,416,927 for the twelve months ending December 31, 2008, and had an accumulated deficit of $71,662,875.   The Company reported a net loss of $12,784,853 for the twelve months ending December 31, 2007.  At December 31, 2007, the Company reported an accumulated deficit of $64,171,085.

The Company incurred a net loss of ($7,032,252) for the nine months ending on September 30, 2009 or $(2.60) per share, compared to the net loss of ($5,592,031) for the nine months ending on September 30, 2008 or $(2.20) per share.

If the Company continues to incur significant losses, our cash reserves may be depleted earlier than currently anticipated, and the Company may be required to limit our future growth objectives to levels corresponding with our then available cash reserves.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of the date of our most recent audit, which included the fiscal year ended December 31, 2008, we had not generated sufficient revenues to meet our cash flow needs.  As a result, our auditors have expressed substantial doubt about our ability to continue as a going concern.  Although we have generated revenue, we are still operating at a net loss, and may continue to incur losses for a period of time.  We cannot assure you that we will be able to obtain sufficient funds from our operating or financing activities to support our continued operations.  If we cannot continue as a going concern, we may need to substantially revise our business plan or cease operations, which may reduce or negate the value of your investment.

OUR SUCCESS IS DEPENDENT ON MARKET ACCEPTANCE OF OUR PRODUCT.

The Company has not conducted, nor have others made available to us, results of market research indicating how much market demand exists for Z Trim, our functional food ingredient. The Company is relying on the current concerns over obesity, weight-health issues, and the rising cost of health care to drive demand for Z Trim in the marketplace. We cannot assure you that we will be able to gain the market acceptance necessary to achieve profitability.

WE MAKE NO PROJECTIONS REGARDING THE VIABILITY OF OUR FUNCTIONAL FOOD INGREDIENT AND WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE THE RESULTS DESCRIBED.

We make no projection with respect to our future income, assets or business. No expert has reviewed our business plan for accuracy or reasonableness. It is likely that our actual business and results of operations will differ from those presented herein.

WE HAVE A SIGNIFICANT PORTION OF OUR CURRENT REVENUES AND ORDER BOOKINGS WITH A SMALL NUMBER OF CUSTOMERS.

Revenues recognized over the past year and order bookings received to date are concentrated with a small number of customers.  The loss of one or more of our customers or material changes to the contracts with or payment terms of these customers may result in a significant business interruption through reduced revenues, reduced cash flows, delays in revenues or cash flows and such delays or reductions could have a material impact on the future revenue growth and profitability of the Company.

WE WILL NEED ADDITIONAL FUNDING AND SUCH FUNDING MAY NOT BE AVAILABLE. IF SUCH FUNDING IS AVAILABLE, IT MAY NOT BE OFFERED ON SATISFACTORY TERMS.

We will require additional financing to fund ongoing operations, as our current sales and revenue growth are insufficient to meet our operating costs. Our inability to obtain necessary capital or financing to fund these needs will adversely affect our ability to fund operations and continue as a going concern. Our inability to obtain necessary capital or financing to fund these needs could adversely affect our business, results of operations and financial condition. Additional financing may not be available when needed or may not be available on terms acceptable to us. If adequate funds are not available, we may be required to delay, scale back or eliminate one or more of our business strategies, which may affect our overall business results of operations and financial condition.

ECONOMIC CONDITIONS MAY ADVERSELY IMPACT DEMAND FOR OUR PRODUCTS, REDUCE ACCESS TO CREDIT AND CAUSE OUR CUSTOMERS AND OTHERS WITH WHICH WE DO BUSINESS TO SUFFER FINANCIAL HARDSHIP, ALL OF WHICH COULD ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND CASH FLOWS.

Economic conditions have recently deteriorated significantly in the United States, and may remain challenging for the foreseeable future. General business and economic conditions that could affect us include short-term and long-term interest rates, unemployment, inflation, fluctuations in debt markets and the strength of the US economy and the local economies in which we operate.  There could be a number of other effects from these economic developments on our business, including reduced demand for products; insolvency of our customers, resulting in increased provisions for credit losses; decreased customer demand, including order delays or cancellations and counterparty failures negatively impacting our operations.

OUR MANUFACTURING FACILITY IS CURRENTLY OPERATING AT A LOSS.

We are presently operating at a negative gross margin in that the cost of production exceeds the sales price of the product.  The changes that are being made to the manufacturing process to allow us to produce at a positive gross margin have yet to be completed and may not be successful.  The current manufacturing facility is merely a pilot plant.  In order to fully implement our business plans we will need to move the operations to a larger facility, develop strategic partnerships or find other means to produce greater volumes of finished product.

WE RELY UPON A LIMITED NUMBER OF PRODUCT OFFERINGS.

The majority of the products that we have sold as of September 30, 2009 have been based on corn and oat. Although we will market our products, as an active food ingredient for inclusion in other companies’ products, and in other ways, a decline in the market demand for our products, could have a significant adverse impact on us.

THE AVAILABILITY AND COST OF AGRICULTURAL PRODUCTS THAT WE USE IN OUR BUSINESS ARE SUBJECT TO WEATHER AND OTHER FACTORS BEYOND OUR CONTROL.

All of our current products depend on our proprietary technology using agricultural products, mainly corn and oat. Historically, the costs of corn and oat are subject to substantial fluctuations depending upon a number of factors which affect commodity prices in general and over which the Company has no control, including crop conditions, weather, government programs and purchases by foreign governments. Commodity price changes may result in unexpected increases in raw material, packaging, and energy costs. If we are unable to increase productivity to offset these increased costs or increase our prices, we may experience reduced margins and profitability. We currently do not hedge against changes in commodity prices.

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THE COMPANY IS SUBSTANTIALLY DEPENDENT ON ITS MANUFACTURING FACILITIES; ANY OPERATIONAL DISRUPTION COULD RESULT IN A REDUCTION OF THE COMPANY’S SALES VOLUMES AND COULD CAUSE IT TO INCUR SUBSTANTIAL LOSSES.

The Company’s revenues are and will continue to be derived from the sale of functional food ingredient made from dietary fiber that the Company’s manufactures at its facility. The Company’s operations may be subject to significant interruption if its facility experiences a major accident or is damaged by severe weather or other natural disasters. In addition, the Company’s operations may be subject to labor disruptions and unscheduled downtime, or other operational hazards inherent in the industry, such as equipment failures, fires, explosions, abnormal pressures, blowouts, pipeline ruptures, transportation accidents and natural disasters. Some of these operational hazards may cause personal injury or loss of life, severe damage to or destruction of property and equipment or environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties. The Company’s insurance may not be adequate to fully cover the potential operational hazards described above or that it will be able to renew this insurance on commercially reasonable terms or at all.

THE AGREEMENT GOVERNING THE COMPANY’S OUTSTANDING CONVERTIBLE NOTES CONTAIN VARIOUS COVENANTS THAT LIMIT ITS ABILITY TO TAKE CERTAIN ACTIONS AND THE COMPANY’S FAILURE TO COMPLY WITH ANY OF THE DEBT COVENANTS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY’S BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The agreements governing the company’s outstanding convertible notes contain a number of significant covenants that, among other things, limit its ability to incur additional debt or liens or redeem any of its outstanding capital stock without prior approval of the noteholders.

WE FACE COMPETITION.

Competition is intense in our targeted industries, including nutraceuticals, functional food ingredients, oils, gums and a large number of businesses engaged in the various fat replacement industries. Many of our competitors have established reputations for successfully developing and marketing their products, including products that are widely recognized as providing similar calorie reduction. In addition, many of our competitors have greater financial, managerial, and technical resources than we the Company has.  If we are not successful in competing in these markets, we may not be able to attain our business objectives.

OUR INABILITY TO SECURE AND PROTECT OUR INTELLECTUAL PROPERTY MAY RESULT IN COSTLY AND TIME-CONSUMING LITIGATION AND COULD IMPEDE US FROM EVER ATTAINING MARKET SUCCESS.

We hold several patents and trademarks with respect to our products and expect to continue to file applications in the future as a means of protecting our intellectual property.  In addition, we seek to protect our proprietary information and know-how through the use of trade secrets, confidentiality agreements and other similar security measures.  With respect to patents, there can be no assurance that any applications for patent protection will be granted, or, if granted, will offer meaningful protection.  The technology employed by Z Trim in its products is licensed to the company by the United States Department of Agriculture. The USDA patent expires 2014.  Although the company has additional process patents on file and intends to file a patent for NanoGum in the next few months, there can be no assurance that new patents will in fact issue or that they will provide effective protection.

Additionally, there can be no assurance that competitors will not develop, patent or gain access to similar know-how and technology, or reverse engineer our products, or that any confidentiality agreements upon which we rely to protect our trade secrets and other proprietary information will be adequate to protect our proprietary technology. The occurrence of any such events could have a material adverse effect on our results of operations and financial condition.

CONFIDENTIALITY AGREEMENTS WITH EMPLOYEES AND OTHERS MAY NOT ADEQUATELY PREVENT DISCLOSURE OF TRADE SECRETS AND OTHER PROPRIETARY INFORMATION AND MAY NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY.

We rely on trade secrets to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect.  In order to protect our proprietary technology and processes, we also rely in part on confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of confidential information nor result in the effective assignment to us of intellectual property, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information or other breaches of the agreements.  In addition, others may independently discover our trade secrets and proprietary information, and in such case we could not assert any trade secret rights against such party.  Enforcing a claim that a party illegally obtained and is using our trade secrets is difficult, expensive and time consuming, and the outcome is unpredictable.  In addition, courts outside the United States may be less willing to protect trade secrets.  Costly and time-consuming litigation could be necessary to seek to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

 IF OUR FOOD PRODUCTS BECOME ADULTERATED, MISBRANDED, OR MISLABELED, WE MIGHT NEED TO RECALL THOSE ITEMS AND MAY EXPERIENCE PRODUCT LIABILITY CLAIMS IF CONSUMERS ARE INJURED.

We may need to recall some of our products if they become adulterated, misbranded, or mislabeled.  A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time.  We could also suffer losses from a significant product liability judgment against us.  A significant product recall or product liability case could also result in adverse publicity, damage to our reputation, and a loss of consumer confidence in our food products, which could have a material adverse effect on our business results and the value of our brands.

OUR COMPETITORS MAY DESIGN PRODUCTS AROUND OUR INTELLECTUAL PROPERTY PROTECTION.

We hold an intellectual property portfolio, including patent, trademark, and trade secret protection.  Our competitors, however, may design around our patent claims, rendering our patent protection ineffective against such competitor.  Similarly, our competitors may independently develop technology similar to our trade secrets and technical know-how.  Such occurrences could increase competitive pressure on our marketing and sales efforts.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Our patents, trademarks, trade secrets, and other intellectual property rights are important assets for us.  Various events outside of our control pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed.  Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective.  Any significant impairment of our intellectual property rights could harm our business or our ability to compete.  Also, protecting our intellectual property rights is costly and time consuming.  Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations.  In addition, given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important.  Furthermore, there is always the possibility, despite our efforts, that the scope of the protection gained will be insufficient or that an issued patent may be deemed invalid or unenforceable.

WE MAY NOT BE SUCCESSFUL IN AVOIDING CLAIMS THAT WE INFRINGE OTHERS’ PROPRIETARY RIGHTS AND COULD BE REQUIRED TO PAY JUDGMENTS OR LICENSING FEES.

Any infringement claim, whether meritorious or not, could be time consuming and result in costly litigation, and could require us to discontinue any of our practices that are found to be in violation of another party’s rights.  Any failure to maintain rights to our intellectual property used in our business could adversely affect the development, functionality, and commercial value of our products.

                                                       4

GOVERNMENT REGULATION

We are subject to extensive regulation, and compliance with existing or future laws and regulations may require us to incur substantial expenditures or require us to make product recalls. New regulations or regulatory-based claims could adversely affect our business.  We are subject to a broad range of federal, state, local and foreign laws and regulations intended to protect public health and the environment.  Food production and marketing are highly regulated by a variety of federal, state, local, and foreign agencies.  Changes in laws or regulations that impose additional regulatory requirements on us could increase our cost of doing business or restrict our actions, causing our results of operations to be adversely affected.  In addition, we advertise our products and could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations and of new laws or regulations restricting our right to advertise products.  Our operations are also subject to regulation by various federal agencies, including the Alcohol and Tobacco Tax Trade Bureau, the Occupational Safety and Health Administration, the Food and Drug Administration and the Environmental Protection Agency, and by various state and local authorities.  Such regulation covers virtually every aspect of our operations, including production facilities, marketing, pricing, labeling, packaging, advertising, water usage, waste water discharge, disposal of hazardous wastes and omissions and other matters.  Violations of any of these laws and regulations may result in administrative, civil or criminal penalties being levied against us, permit revocation or modification, performance of environmental investigatory or remedial activities, voluntary or involuntary product recalls, or a cease and desist order against operations that are not in compliance.  These laws and regulations may change in the future and we may incur material costs in our efforts to comply with current or future laws and regulations or to affect any product recalls.  These matters may have a material adverse effect on our business.

IF Z TRIM’S PRODUCTS DO NOT SATISFY CERTAIN GOVERNMENTAL REGULATIONS,  Z TRIM  MAY BE  UNABLE TO OBTAIN  REGULATORY  APPROVAL  OR MAY BE REQUIRED TO OBTAIN MULTIPLE LICENSES TO SELL OUR PRODUCTS.

Z Trim has self-certified that all components of its products are generally recognized as safe or GRAS according to the U.S. Food and Drug Administration regulations.  A GRAS designation exempts the products from the regulations of the U.S. Department of Agriculture, permitting the sale of the  products  anywhere  in the United  States  without obtaining a license.  Should the products lose their GRAS designation, Z Trim will be required to sell the products as feed additives by obtaining a license to sell from each individual state in which sales would occur.  There  is no  assurance  that  Z Trim would be able to successfully obtain or maintain licenses in all states in which sales are expected to be made or that the cost of obtaining the maintaining these licenses would not limit its ability to sell its products.

WE ARE SUBJECT TO PERIODIC LITIGATION AND OTHER REGULATORY PROCEEDINGS, WHICH COULD RESULT IN UNEXPECTED EXPENSE OF TIME AND RESOURCES.

We are a defendant from time to time in lawsuits and regulatory actions relating to our business, including litigation brought by former employees.  Due to the inherent uncertainties of litigation and regulatory proceedings, we cannot accurately predict the ultimate outcome of any such proceedings.  An unfavorable outcome could have an adverse impact on our business, financial condition and results of operations.  In addition, any significant litigation in the future, regardless of its merits, could divert management’s attention from our operations and result in substantial legal fees.

WE HAVE IDENTIFIED MATERIAL WEAKNESSES IN OUR INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD IMPACT NEGATIVELY OUR ABILITY TO REPORT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION ACCURATELY AND IN A TIMELY MANNER.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports.  If we cannot provide reliable reports our reputation and operating results may be harmed.

As required by Section 404 of the Sarbanes-Oxley Act of 2002, management has conducted an evaluation of the effectiveness of our internal control over financial reporting at December 31, 2008.  We identified three material weaknesses in our internal control over financial reporting and concluded that, as of September 30, 2009, we did not maintain effective control over financial reporting based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  For a detailed description of these material weaknesses, see Item 9A, “Controls and Procedures” in our Annual Report on Form 10-K, as well as our Form 10-Q for the period ended September  30, 2009.  Each of our material weaknesses results in more than a remote likelihood that a material misstatement of the annual or interim financial statements that we prepare will not be prevented or detected.  As a result, we must perform additional work to obtain reasonable assurance regarding the reliability of our financial statements.

If we are unsuccessful in implementing or following our remediation plan, or fail to update our internal control over financial reporting as our business evolves or to integrate acquired businesses into our controls system, we may not be able to timely or accurately report our financial condition, results of operations or cash flows or to maintain effective disclosure controls and procedures.  If we are unable to report financial information in a timely and accurate manner or to maintain effective disclosure controls and procedures, we could be subject to, among other things, regulatory or enforcement actions by the SEC, securities litigation and a general loss of investor confidence, any one of which could adversely affect our business prospects and the market value of our common stock.

MARKET RISKS

OUR STOCK IS NO LONGER LISTED ON THE AMERICAN STOCK EXCHANGE AND NOW TRADES IN THE OTC BULLETIN BOARD.

Since our common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.  Being a penny stock also could limit the liquidity of our common stock and limit the coverage of our stock by analysts.  The OTC Bulletin Board generally provides less liquidity than Amex and the Pink Sheets generally provide less liquidity than the OTC Bulletin Board.  Stocks trading on both the OTC Bulletin Board and the Pink Sheets may be very thinly traded and highly volatile, and quotations for Pink Sheet companies are generally very difficult to obtain, if available at all.  Therefore, should the Company’s stock be quoted on the Pink Sheets, holders of the Company’s common stock may be unable to sell their shares at any price, whether or not such shares have been registered for resale.  A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common shares at any given time.  This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control.  Given the lower trading volume of our common shares, significant sales of our common shares, or the expectation of these sales, could cause our share price to fall.  Also, as a result of the Company’s withdrawal from Amex, the Company will not be required to seek, and will, generally, not seek, shareholder approval in connection with its equity offerings.  Since our common stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. Being a penny stock also could limit the liquidity of our common stock and limit the coverage of our stock by analysts.

THE FLUCTUATION IN OUR STOCK PRICE MAY RESULT IN A DECLINE IN THE VALUE OF YOUR INVESTMENT.

The price of our common stock may fluctuate widely, depending upon many factors, including the differences between our actual financial and operating results and those expected by investors and analysts, changes in analysts' recommendations or projections, short selling of our stock in the market, changes in general economic or market conditions and broad market fluctuations.  Companies that experience volatility in the market price of their securities often are subject to securities class action litigation.  This type of litigation, if instituted against us, could result in substantial costs and divert management's attention and resources away from our business.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations.  In general, pursuant to Rule 144, a stockholder, who is not an affiliate of the company and  who has satisfied a six-month holding period may, under if there is current information publicly available concerning the company.  Rule 144 also permits, the sale of securities, without any limitation, by our shareholders that are non-affiliates that have satisfied a one-year holding period.  Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of the Common Stock.

                                                            5

THE ISSUANCE OF NOTES, WARRANTS AND COMMON STOCK UPON EXERCISE OR CONVERSION COULD RESULT IN PRICE REDUCTIONS IN OUTSTANDING CONVERTIBLE SECURITIES AND SUBSTANTIAL DILUTION.

Additional sales of substantial amounts of the Common Stock could reduce the market price for the Common Stock. We will need additional equity funding to provide the capital to achieve our objectives.  Such equity issuance would cause a substantially larger number of shares to be outstanding, thereby diluting the ownership interest of our existing shareholders. In addition, public sales of substantial amounts of the Common Stock after this offering could reduce the market price for the Common Stock.  If we raise capital in the future by issuing additional equity securities, investors may experience a decline in the value of their securities purchased in this offering.  We are authorized to issue up to 200,000,000 shares of our common stock, of which 2,806,878 were outstanding at the close of business on  November 12, 2009, and 10,000,000 shares of preferred stock, of which none were outstanding at the close of business on November 12, 2009.  The Board of Directors has authorized the issuance of up to 4 Million shares of the Series A Preferred Stock under certain circumstances.  Our Articles of Incorporation (as amended to date) gives our Board of Directors authority to issue the undesignated shares of preferred stock with such designations, rights, preferences and limitations as the Board may determine.  At the close of business on November 12, 2009, we had outstanding the 2008 8% Convertible Senior Secured Notes (the “2008 Notes”) convertible into 4,457,000 shares of the common stock, exclusive of interest, the 2009 8% Convertible Senior Secured Notes (the “2009 Notes”)  convertible into 3,741,000 shares exclusive of interest and warrants to purchase an aggregate 9,543,284 shares of our common stock, and outstanding options to purchase approximately 1,426,895 shares of our common stock.  At maturity, interest on the 2008 Notes  and 2009 Notes will be convertible into an additional 713,120 and 598,560 shares, respectively.  At September 30, 2009, we also had approximately 18,454,105 shares of our common stock reserved for future stock options under our 2004 Equity Incentive Plan.  The issuance of shares of our common stock upon conversion of the 2009 Notes and 2008 Notes, exercise of the Warrants and exercise of outstanding options and warrants, or in other transactions would cause dilution of existing stockholders’ percentage ownership of the Company.  Holders of our common stock do not have preemptive rights, meaning that current shareholders do not have the right to purchase any new shares in order to maintain their proportionate ownership in the Company.  Such stock issuances and the resulting dilution could also adversely affect the price of our common stock.

THE NUMBER OF SHARES OF OUR COMMON STOCK OUTSTANDING AND ISSUABLE UPON THE CONVERSION OR EXERCISE OUTSTANDING NOTES AND WARRANTS HAS INCREASED SUBSTANTIALLY AS A RESULT OF  PRIVATE PLACEMENTS AND CERTAIN PURCHASERS BENEFICIALLY OWN SIGNIFICANT BLOCKS OF OUR COMMON STOCK. UPON REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THESE SHARES WILL BE GENERALLY AVAILABLE FOR RESALE IN THE PUBLIC MARKET.

The aggregate number of shares issuable pursuant to convertible notes issued in 2008 and 2009 is 8,198,000.  At maturity, interest on the 2008 and 2009 Notes would be convertible into an additional 1,311,680 shares.  The aggregate number of shares issuable pursuant to outstanding warrants, including those issued in 2008 and 2009, is 9,543,284.

RECENTLY THE COMPANY COMPLETED A PRIVATE PLACEMENT IN WHICH A SINGLE PURCHASER, BRIGHTLINE VENTURES I, LLC (“BRIGHTLINE”)ACQUIRED CONVERTIBLE NOTES AND WARRANTS GIVING IT A BENEFICIAL OWNERSHIP OF 41% OF THE COMPANY’S COMMON STOCK AND AN OPTION WHICH EXPIRES ON DECEMBER 31, 2009 TO ACQUIRE  ADDITIONAL NOTES, WARRANTS AND/OR PREFERRED STOCK OF THE COMPANY WHICH, IF EXERCISED, IN FULL WOULD GIVE  IT  AN AGGREGATE BENEFICIAL OWNERSHIP OF 82% OF THE OUTSTANDING COMMON STOCK OF THE COMPANY

Brightline may have significant influence over our policies and affairs, including the election of directors.  If Brightline exercises its option it will have the power to the members of the Board and to control the vote on substantially all other corporate matters without the approval of other stockholders.  Furthermore such concentration of voting power could enable Brightline to delay or prevent another party from taking control of our company even where such change of control transaction might be desirable to other shareholders.

OUR STOCK PRICE MAY DROP UNEXPECTEDLY DUE TO SHORT SELLING OF OUR COMMON STOCK IN THE MARKET.

Regulation SHO began on January 3, 2005 and was adopted to update short sale regulation in light of numerous market developments since short sale regulation was first adopted in 1938.  We have experienced and may continue to experience unexpected declines in our stock price due to manipulation of the market by individuals who profit by short selling our common stock.  Short selling occurs when an individual borrows shares from an investor through a broker and then sells those borrowed shares at the current market price. The "short seller" profits when the stock price falls because he or she can repurchase the stock at a lower price and pay back the person from whom he or she borrowed, thereby making a profit.  We cannot assure you that short sellers will not continue to drive the stock price down in the future, causing decline in the value of your investment.

THE TRADING PRICE OF THE COMMON STOCK IS VOLATILE, WHICH COULD CAUSE THE VALUE OF AN INVESTMENT OUR SECURITIES TO DECLINE.

The market price of shares of our Common Stock has been volatile.  The market price of our common stock has in the past been highly volatile. In fiscal year 2007, the price of our common stock traded, at post-reverse split prices, in the range of $48.00 to $10.50; during fiscal 2008, our stock traded in the range of $14.40 to $0.60 per share; and during the first 9 months of 2009 our stock traded in the range of $2.20 to $0.25 per share.  This volatility is likely to continue for the foreseeable future.  Factors affecting potential volatility include:

•	developments and resolution of current litigation that we are a party to;
•	our cash resources and our ability to obtain additional funding;
•	announcements of private or public sales of securities
•	announcements by us or a competitor of business development or exhibition projects;
•	our entering into or terminating strategic business relationships;
•	changes in government regulations;
•	changes in our revenue or expense levels;
•	fluctuations in operating results and general economic and other external market factors
•	negative reports on us by security analysts;
•	announcements of new products or technologies by us or our competitors.

The occurrence of any of these events may cause the price of the Common Stock to fall.  In addition, the stock market in general has experienced volatility that often has been unrelated to the operating performance or financial condition of individual companies.  Any broad market or industry fluctuations may adversely affect the trading price of our Common Stock, regardless of operating performance or prospects.

                                                          6

THE IMPLEMENTATION OF SFAS NO. 123R HAS REDUCED AND MAY CONTINUE TO REDUCE OUR REPORTED EARNINGS, WHICH COULD RESULT IN A DECLINE IN OUR STOCK PRICE.

As part of our compensation to employees, directors and consultants, we issue equity awards, primarily in the form of stock options and warrants.  Many of the companies within our industry and with whom we compete for skilled employees use stock-based compensation as a means to attract personnel, although not all do and many do not issue the same level of awards.  As a result, the impact of the January 1, 2006 implementation of SFAS No. 123R may be more significant for us as compared to other companies.  In addition, if we unexpectedly hire additional employees or acquire another company, the impact of the implementation of SFAS No. 123R may be more significant for us than previously forecasted.  To the extent investors believe the costs incurred for SFAS No. 123R by the Company are higher than those incurred by other companies, our stock price could be negatively impacted.

WE DO NOT PLAN TO PAY DIVIDENDS TO HOLDERS OF COMMON STOCK.

We do not anticipate paying cash dividends to the holders of the Common Stock at any time.  Accordingly, investors must rely upon subsequent sales after price appreciation as the sole method to realize a gain on investment.  There are no assurances that the price of Common Stock will ever appreciate in value. Investors seeking cash dividends should not buy our securities.

OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK RULES.

The term “penny stock” generally refers to low-priced, speculative securities of very small companies.  Before a broker-dealer can sell a penny stock, SEC rules require the broker-dealer to first approve the customer for the transaction and receive from the customer a written agreement to the transaction.  The broker-dealer must furnish the customer a document describing the risks of investing in penny stocks.  The broker-dealer must tell the customer the current market quotation, if any, for the penny stock and the compensation the broker-dealer and its broker will receive for the trade.  Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the customer’s account.  These requirements make penny stocks more difficult to trade.  Because the Common Stock is subject to the penny stock rules, the market liquidity of the Common Stock may be adversely affected.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. In general, pursuant to Rule 144, a stockholder who has satisfied a six-month holding period may, if there is current public information available concerning the Company, sell shares of the Common stock.  After the securities have been held and fully paid for a period of not less than 12 months no conditions would apply to the resale by non affiliates. Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by investors of Shares purchased in this Offering) may have a material adverse effect on the market price of the Common Stock.

USE OF PROCEEDS

All of the  shares of Common Stock offered by this prospectus are being offered  by  the  Selling  Shareholders.  For  information about the Selling Shareholders, see "Selling Shareholders" on page 13.  We will not receive any of the proceeds  from the sale of the shares of Common Stock offered by the Selling Shareholders, but will receive proceeds related to the exercise of warrants for cash held by the  Selling  Shareholders.  We  intend  to use  the net  proceeds generated by such warrant exercises for general corporate purposes, including but not limited to working capital, capital expenditures and acquisitions, if any.  We cannot estimate how many, if any, warrants and options may be exercised as a result of this offering.  We are obligated to bear the expenses of the registration of  the  shares.  We  anticipate  that  these  expenses  will  be approximately $25,000.

                                                         7

SELLING SHAREHOLDERS

This prospectus includes the shares of our Common Stock $0.00005 par value per share  issued and underlying convertible notes and warrants issued by us on various dates since 2007 which are described below.  The number of shares, the conversion prices of the notes and exercise prices of the warrants have been adjusted to reflect the 1 for 30 reverse stock split effected by us on February 6, 2009 and to reflect any anti-dilution provisions.

On October 15, 2009, and on various dates since April 15, 2009, we entered into  private placement subscription agreements with Brightline Ventures I, LLC, a Delaware Limited Liability Company (“Brightline”), its affiliates and certain other investors pursuant to which we sold an aggregate of 379 units consisting of 8% 24 convertible secured notes and five year warrants.  We refer to these as the 2009 Note Units.  Each of the 2009 Note Units consists of a $10,000 24-month senior secured note convertible at the rate of $1.00 per share into 10,000 shares of our common stock, $.00005 par value and a five year warrant for 15,000 shares with an exercise price of $1.50 per share. We refer to the notes as the 2009 Notes and to the warrants as the 2009 Warrants. The 2009 Notes have an aggregate principal amount of $3,741,000 and are convertible into a total of 3,741,000 shares of Common Stock. The 2009 Notes bear interest at the rate of 8% per annum payable in shares of Common Stock at the rate of $1.00 per share payable quarterly or at maturity. At maturity 598,560 shares of Common Stock, in the aggregate, will be issuable as interest on the 2009 Notes.  The total 2009 Warrants issued are exercisable for 5,611,500 shares of our Common Stock.  In consideration of Brightline’s (and its affiliates’) purchase of the Note Units in the amount of $2,512,500, the Company granted to Brightline, the right, which expires on December 31, 2009, to purchase additional Notes, warrants and/or Preferred Stock and warrants, as available, up to an additional aggregate amount of $2,487,500.  We refer to this option as the Brightline Option. We are not registering any shares relating to the Brightline Option.  We also entered into registration rights agreements substantially similar to the registration rights agreement entered into with the purchasers of the 2008 Units, described below,  pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and  Warrants.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on October 16, 2009, May 14, and April 21, 2009 and  incorporated herein.

In January 26, 2009 the Company agreed issue to certain noteholders who had purchased on various dates in 2008, certain notes and warrants of the Company, as described below, new warrants to purchase, at an exercise price of $0.01 per share, that number of shares of our Common Stock,  to which a Note Holder would be entitled upon full conversion of a note after a reverse split of the Common Stock with a ratio of one for thirty.  We refer to these warrants as the New Warrants.  Effective February 6, 2009 the Company affected a 1 for 30 stock split. We refer to this split as the “Reverse Split.”  After the effective date of the Reverse Split, for each $100,000 in principal amount of the Notes purchased in 2008, noteholders received a New Warrant exercisable for 20,833 shares of our common stock and 936,860 shares in the aggregate for all such New Warrants at an exercise price of $0.01 per share.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement.

On June 18, September 2, and November 12, 2008, we sold an aggregate of 44.57 units.  Each of the units consists of a $100,000 24-month 8% senior secured promissory note convertible  at the rate of $1.00 per share into shares of our common stock plus an additional shares upon the conversion of accrued interest at maturity into our common stock. Interest, at the rate of 8% per annum, is accrued in Common Stock at the rate of $1.00 per share.  We refer to the units as the 2008 Units and to the Notes as the 2008 Notes.  The 2008 Notes are convertible into a total of 4,456,997 shares of our Common Stock plus 713,117 shares for accrued interest at maturity.  Investors of each Unit also received two five-year warrants, one to purchase 7,692 shares of our Common Stock per unit and 409,509 in the aggregate for all such warrants (including placement agent’s warrants),  with an exercise price of $0.30 per share (the “$0.30 Warrants”), and the other to purchase 5,128 shares of Common Stock per unit and 1,782,776 (including placement agent’s warrants)  in the aggregate for all such warrants, with an exercise price of $1.00 per share. We refer to these warrants as the “$1.00 Warrants” and the “$0.30 Warrants”.  We refer to them collectively as the “2008 Warrants”.   The total warrants issued to the noteholders are exercisable into 2,298,320 shares of our Common Stock.  We also entered into registration rights agreements in connection with the private placement pursuant to which we have agreed to file with the Securities and Exchange Commission a registration statement covering the resale of the Common Stock underlying the Notes and the Warrants.  In addition to a cash commission, the placement agent received a five-year warrant to purchase 66,667 shares of Common Stock for each 2008 Unit sold, with an exercise price of $.30 per share.  Such warrants are included in the total “2008 Warrants” set forth above.  The placement agent’s warrants carry registration rights that are the same as those afforded to investors in the private placement.  The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Current Reports on Form 8-K filed on June 24 and September 2, 2008.

In February 2008, in connection with its settlement of its litigation with Farhad Zaghi and related parties the Company agreed  in addition to the issuance of shares of our common stock, to issue and register for resale a three year warrant to purchase an additional  83,333  shares of the Company's  common stock.  The warrant has a variable exercise price equal to the lowest twelve-trading-day average closing price of the Company's common stock during the period  between the date of issuance and date of notice of exercise. The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as an exhibit to this registration statement..

On March 29, 2007, we sold unregistered shares of our common stock and warrants exercisable for our Common Stock.  We sold 80 units in the private placement at a price of $100,000 per unit, with each unit  consisting  of 3,333  shares of Common Stock and a five-year warrant with an exercise price of $36.00 per share to purchase approximately 833 shares of Common Stock.  We refer to the warrants as the 2007 Warrants.  In the aggregate we sold Warrants to purchase 66,667 shares of Common Stock from these sales.  Due to anti-dilution provisions contained in these warrants and due to the Company’s 2009 fund-raising efforts, these warrants were reset to a strike price of $13.69 per share, and the number of warrants per unit was increased to 2,159 and an aggregate of 175,295.  We also entered into a registration rights agreement in connection with the private placement  pursuant to which we agreed to file with the Securities and Exchange Commission this registration statement covering the resale of the Common Stock and Common Stock underlying the Warrants. J.P. Turner & Company, LLC served as the lead placement agent in connection with the private placement. J.P. Turner, together with any affiliate placement agents, received warrants to purchase 40,000 shares of Common Stock on terms which are identical to the 2007 Warrants except that the exercise price is $1.00 per share.  In addition, the placement  agent's warrant has registration rights that are the same as those afforded to investors in the private placement. The description of the terms of sale of the securities described above is qualified in its entirety by reference to the full text of the underlying documents filed as exhibits to our Annual Report on Form 10KSB filed on April 2, 2007 and which exhibits are incorporated  herein by reference.

This prospectus also includes an aggregate of 23,668 shares our Common  Stock underlying warrants at an exercise price of $ 13.69 per share we sold  in 2007 in private sales and settlements. The description of the terms of sale of the warrants described above is qualified in its entirety by reference to the full text of the underlying document filed as exhibit 4.6 to our Annual Report on Form 10KSB filed on April 2, 2007 and which exhibit is  incorporated  herein by reference.

                                                        8

The following table sets forth  information  with respect to the beneficial ownership  of our  common  stock  as of November 12, 2009  by  each of the  Selling Shareholders  and the maximum number of shares that may be sold  hereunder.  The term "Selling Stockholder" includes the Shareholders listed below and their respective transferees, assignees, pledges, donees and other successors.  The number of shares that may be actually sold by any Selling Stockholder will be determined by the Selling Stockholder. Because the Selling Shareholders may sell all, some or none of the shares of common stock which they hold, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of or percentage of total shares of Common Stock that will be held by the Selling Shareholders upon termination of the offering.  Except as noted below, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.  As of November 12, 2009 there were 2,806,878 shares of Common Stock outstanding. The following table reflects the 30 for 1 reverse stock split affected on February 6, 2009.

As of November 12, 2009 there were 2,806,878 shares of Common Stock outstanding

Name	Shares Beneficially Owned (1) Number Percentage	Maximum Number of Shares to be Sold Hereunder(2)
Clark Wingert	8,766 (3) *	8766
Michael McMahon	2,191 (4) *	2191
Cary Moscarello	2,191 (5) *	2191
Ralph and Nancy Cotton	547 (6) *	547
Marlene McGuire	1,094 (7) *	1094
Carl J. Sagasser Living Trust	6,575 (8) *	6575
Lee and Kay Bettenhausen	3,288 (9) *	3288
Zev and Pam Davis	10,957 (10) *	10957
John Majic	10,957 (11) *	10957
Ryan Schiff	2,191 (12) *	2191
Philip Trast	2,191 (13) *	2191
Paul Zeedyk	4,382 (14) *	4382
William and Christine Geiger	4,382 (15) *	4382
Richard and Annette Crawford	2,191 (16) *	2191
Jeff and Kim Clymer	2,191 (17) *	2191
Peter D. Kochanowski	2,191 (18) *	2191
Paul Werner	1,094(19) *	1094
Patrick J. Monahan Revocable Trust	547 (20) *	547
Wallace and Sharon Clark	4,382 (21) *	4382
Walter Jakovcic	4,382 (22) *	4382
Joseph Laura	6,575 (23) *	6575
John and Alisa Peragine	2,191 (24) *	2191
Jerry Schwartz	5,478 (25) *	5478
Greg Fresca	547 (26) *	547
Frank Fresca	2,191 (27) *	2191
Martin Hodds	3,288 (28) *	3288
Stephen Phillips	20,819 (29) *	20819
Kyle McKenzie	2,191 (30) *	2191
Scott and Jolene McPherson	2,191 (31) *	2191
Kenneth and Tammy Balatgek	2,191 (32) *	2191
CKS Warehouse Group	3,288 (33) *	3288
Harry and Carol Heller	4,382 (34) *	4382
Billy Knott	10,957 (35) *	10957
Cleco Corp.	15,341 (36) *	15341
J.W. Harman	2,191 (37) *	2191
Alan Axelrod	4,931 (38) *	4931
Endevour L.P.	4,382 (39) *	4382
Jerome Gildner	2,191 (40) *	2191
Marvin Mauel	3,288 (41) *	3288
David Dabney	4,382 (42) *	4382
Paradigm Group II, LLC	19,286 (43) *	19286
Nurieel Akhamzadeh	83,333 (44) 2.9%	83,333
Albert Geisler	21,256 (45) *	21,256
Angilletta, Dominick	13,285 (46) *	13,285
Anita Green-Eigen Charles Schwab	13,285 (47) *	13,285
Ashcraft, Joseph	15,999 (48) *	15,999
Barak, Eddie	26,570 (49) *	26,570
Bartos, John R	5,315 (50) *	5,315
Becker, Rachel Sophia Becker, Paul J	53,140 (51) 1.9%	53,140
Beisser, Frederick G	7,970 (52) *	7,970
Bennie P Scibek Charles Schwab & Co	13,285 (53) *	13,285
Benny Ray	5,315 (54) *	5,315
Bettenhausen Lee	39,855 (55) 1.4%	39,855
Callahan, Jerry	5,315 (56) *	5,315
Castillero, Michael	9,001 (57) *	9,001
Chandler, Michael	13,285 (58) *	13,285
Chaskes, Barry	9,999 (59) *	9,999
Cherkes, Joseph	14,350 (60) *	14,350
CKS Warehouse Group	53,140 (61) 1.9%	53,140
Cleco Corp	106,281 (62) 3.8%	106,281
Clemson, D Buckey	13,285 (63) *	13,285
Clymer, Jeff	53,140 (64) 1.9%	53,140
Cobblestone, Inc	53,140 (65) 1.9%	53,140
Columbia, John	8,496 (66) *	8,496
Compania Dopler S.A.	159,409 (67) 5.7%	159,409
Cosley, Steven M	13,285 (68) *	13,285
Cotroneo, George	5,315 (69) *	5,315
Cotton, Ralph	13,285 (70) *	13,285
Curt Hedberg	5,315 (71) *	5,315
DAW Capital LLC	53,140 (72) 1.9%	53,140
Donner, Brad	15,001 (73) *	15,001
Dout, Robert	5,315 (74) *	5,315
Drinkwater, Stanley	26,571 (75) *	26,571
Anshell, Inc.	132,852 (76) 4.5%	132,852
Endeavor LP	106,282 (77) 3.6%	106,282
Fauci, Paul	21,256 (78) *	21,256
Femiano, John	30,998 (79) 1.1%	30,998
Ford, Robert	13,285 (80) *	13,285
Genecco, David L	53,140 (81) 1.9%	53,140
Ghezzi, Gary	5,315 (82) *	5,315
Gorman, Robert TTEE	26,570 (83) *	26,570
Guidicipiero, Rocco	100,498 (84) 3.5%	100,498
Harman, Chris	13,285 (85) *	13,285
Harman, JW	13,285 (86) *	13,285
Heller, Harry	53,140 (88) 1.9%	53,140
Holtman Investments LLC	13,285 (89) *	13,285
Howling Wolf Music - Sudden, Mark	5,315 (90) *	5,315
Huff, Rick	13,285 (91) *	13,285
Intermountain Management Group, Inc	53,140 (92) 1.9%	53,140
J.P. Turner	172,713 (93) 2.3%	172,713
J.P. Turner Partners	89,996 (94) 3.1%	89,996
Jakovcic, Walter	13,285 (95) *	13,285
Jarolimek, Leroy	7,971 (96) *	7,971
JSEC INC	53,140 (97) 1.9%	53,140
Kaghan, Scott/Rebecca Nixon	13,285 (98) *	13,285
Keeton, Roberto	4,997 (99) *	4,997
Klos, Daniel H & Antoinette	5,315 (100) *	5,315
Kniewel, Russell G TTEE	13,285 (101) *	13,285
Knott, Billy J	82,306 (102) 2.8%	82,306
Knott, Billy J	32,308 (103) 1.1%	32,308
Kochanowski, Peter	13,285 (104) *	13,285
Kortemeir, Willaim	7,971 (105) *	7,971
Lee, Thomas & Linda	13,285 (106) *	13,285
Mauel, Marvin	53,140 (107) 1.9%	53,140
McGuire, Marlene	26,571 (108) *	26,571
McMahon, Mike	26,571(109) *	26,571
Migliano, Gabe	21,999 (110) *	21,999
Minor, Steven	21,256 (111) *	21,256
Monson, Dale	13,285(112) *	13,285
Moscarello, Gary	53,140 (113) 1.9%	53,140
Nix, Franklin	53,140 (114) 1.9%	53,140
Nuciforo, Michael	13,285 (115) *	13,285
Pauzauskie, William	13,285 (116) *	13,285
Pension Financial (Jeffrey Elam)	13,285 (117) *	13,285
Peragine John Dr	26,571 (118) *	26,571
Power, Patrick	73,996 (119) 2.6%	73,996
Pullin, Jr Ray	5,315 (120) *	5,315
Reese, Larry	10,628 (121) *	10,628
Robert A Zyontz Charles Schwab & Co	13,285 (122) *	13,285
Roberts. William F & Judy D	13,285 (123) *	13,285
Rose, Mike	59,996 (124) 2.1%	59,996
Rosen, Gary B	53,140 (125) 1.9%	53,140
Roughgarden, Keith W & Chris L	53,140 (126) 1.9%	53,140
Ruchaber, Gary D	26,571 (127) *	26,571
Schwartz, Gerald	13,285 (128) *	13,285
Simineri, Karen & Michael	5,315 (129) *	5,315
Skovronck, Jean Paul	17,497 (130) *	17,497
Smyser, William E	13,285 (131) *	13,285
Sternberg, Ken	5,315 (132) *	5,315
Strom, Robert	26,571 (133) *	26,571
Stuhitiager Sr, Joseph / Scott James	53,140 (134) 1.9%	53,140
Stulp, Kevin & Marie	26,571 (135) *	26,571
Volpe, Michael	12,196 (136) *	12,196
Wade, George A	53,140 (137) 1.9%	53,140
Wagner, Thomas	214,997 (138) 7.6%	214,997
Weber, David A	13,285 (139) *	13,285
Werner, Paul	53,140 (140) 1.9%	53,141
Wingert, Clark	53,140 (141) 1.9%	53,140
Dana Dabney	85,120 (142) 2.8%	85,120
Marc & Carol Rubinger TT	66,500 (143) 2.2%	66,500
Morris Garfinkle	133,000 (144) 4.4%	133,000
Terri Oram	133,000 (145) 4.4%	133,000
Brian Israel	53,200 (146) 1.9%	53,200
Mark Hershhorn	53,200 (147) 1.9%	53,200
Weir & Larson - (attorney Acct Ruth Larson sign)	39,900 (148) 1.3%	39,900
Corad Investments	79,800 (149) 2.6%	79,800
David A Livesay	26,600 (150) *	26,600
David, Laura Livesay	13,300 (151) *	13,300
Jack & Janet Stulp	26,600 (152) *	26,600
Dieter Schmidtke	26,600 (153) *	26,600
Kevin & Marie Stulp	13,300 (154) *	13,300
Kevin Stulp	13,300 (155) *	13,300
Loeb & Loeb	931,000 (156) 23.8%	931,000
Steve Drake	53,200 (157) 1.9%	53,200
Thomas Gibbons	66,500 (158) 2.2%	66,500
Wade Woodard	79,800 (159) 2.6%	79,800
Robert Wegner	46,550 (160) 1.5%	46,550
Dearborn Asset Management Services	409,640 (161) 12.3%	409,640
Brightline Ventures I, LLC	6,683,250 (162) 69.1%	6,683,250
TD Ameritrade Clearing	266,000 (163) 9.5%	266,000
Bruce & Karen Lippa	79,800 (164) 2.6%	79,800
Michaelson Family Trust	26,600 (165) *	26,600
Rancho Vista De Dios -E&D Michaelson	26,600 (166) *	26,600
Mary Schmidtke	66,500(167) 2.2%	66,500
Leonard D Perlman	53,200 (168) 1.9%	53,200
Clyde J Berg	266,000 (169) 9.5%	266,000
Stan Raymond	66,500 (170) 2.2%	66,500
Jack Stewart	66,500 (171) 2.2%	66,500

* Less than one percent.

                                                       10

(1) Except as otherwise  indicated,  each Selling Stockholder named in the table has sole voting and investment  power with respect to all shares of common stock beneficially owned by such shareholder.  The numbers and  percentages  shown include (a) the shares of common stock  actually  owned as of November 13, 2009 and (b) the  shares  of  common  stock  which  the  person or group had the right to acquire within 60 days  upon the  exercise  of  warrants  held by such  Selling Stockholder on November 13, 2009.  In calculating  the  percentage of ownership,  all shares  of common  stock  that the  identified  person or group had the right to acquire  within 60 days  upon the  exercise  of  warrants held by such Selling Stockholder are deemed to be outstanding  for the  purpose of  computing  the percentage of the shares of common stock owned by such person or group,  but are not deemed to be outstanding  for the purpose of computing the percentage of the shares of common stock owned by any other person or group.
(2) Includes 41,666 shares issuable upon exercise of warrants at $30.00 per share and 66,666 shares issuable upon  exercise  of warrants at $36.00 per share.
(3) Includes 8,766 shares issuable upon exercise of warrants at $13.69 per share.
(4) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(5) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(6) Includes 547 shares issuable upon exercise of warrants at $13.69 per share.
(7)  Includes 1,094 shares issuable upon exercise of warrants at $13.69 per share.
(8) Includes 6,575 shares issuable upon exercise of warrants at $13.69 per share.  Carl J. Sagasser has sole voting and investment control over the shares held by Carl J. Sagasser Living Trust.
(9) Includes 3,288 shares issuable upon exercise of warrants at $13.69 per share.
(10) Includes 10,957 shares issuable upon exercise of warrants at $13.69 per share.
(11) Includes 10,957 shares issuable upon exercise of warrants at $13.69 per share.
(12) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(13) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(14) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(15) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(16) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(17) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(18) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(19) Includes 1,094 shares issuable upon exercise of warrants at $13.69 per share.
(20) Includes 547 shares issuable upon exercise of warrants at $13.69 per share. Patrick J. Monahan has sole voting and investment control over the shares held by Patrick J. Monahan Revocable Trust.
(21) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(22) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(23) Includes 6,575 shares issuable upon exercise of warrants at $13.69 per share.
(24) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(25) Includes 5,478 shares issuable upon exercise of warrants at $13.69 per share.
(26) Includes 547 shares issuable upon exercise of warrants at $13.69 per share.
(27) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(28) Includes 3,288 shares issuable upon exercise of warrants at $13.69 per share.
(29) Includes 20,819 shares issuable upon exercise of warrants at $13.69 per share.
(30) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(31) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(32) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(33) Includes 3,288 shares issuable upon exercise of warrants at $13.69 per share.  Mark Hershhorn has sole voting and investment control over the shares held by CKS Warehouse Group.
(34) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(35) Includes 10,957 shares issuable upon exercise of warrants at $13.69 per share.  J.W. Harman has sole voting and investment control over the shares held by Cleco Corp.
(36)  Includes 15,341 shares issuable upon exercise of warrants at $13.69 per share.
(37) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(38)  Includes 4,931 shares issuable upon exercise of warrants at $13.69 per share.
(39) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.  John F. Maring has sole voting and investment control over the shares held by Endevour L.P.
(40) Includes 2,191 shares issuable upon exercise of warrants at $13.69 per share.
(41) Includes 3,288 shares issuable upon exercise of warrants at $13.69 per share.
(42) Includes 4,382 shares issuable upon exercise of warrants at $13.69 per share.
(43) Includes 19,286 shares issuable upon exercise of warrants at $13.69 per share.  Sheldon Drobny has sole voting and investment control over the shares held by Paradigm Group II, LLC
 (44) Includes 83,333 shares issuable upon exercise of warrants at a variable exercise price equal to the lowest twelve-day-average closing price of the Company's common stock.
(45) Includes 8,333 shares issuable upon exercise of warrants at $.01 per share, 3,077 shares issuable upon exercise of warrants at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(46) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(47) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(48) Includes 15,999 shares issuable upon exercise of warrants at $1.00 per share.
(49) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,307shares issuable upon exercise of warrants at $1.00 per share.
(50) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(51) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(52) Includes 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,691 shares issuable upon exercise of warrants at $1.00 per share.
(53) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(54) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(55) Includes 15,625 shares issuable upon exercise of warrants at $.01 per share, 5,769 shares issuable upon exercise of warrants at $.30 per share and 18,461 shares issuable upon exercise of warrants at $1.00 per share.
(56) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(57) Includes 9,001 shares issuable upon exercise of warrants at $1.00 per share.
(58) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(59) Includes 9,999 shares issuable upon exercise of warrants at $1.00 per share.
(60) Includes 5,625 shares issuable upon exercise of warrants at $.01 per share, 2,077 shares issuable upon exercise of warrants at $.30 per share and 6,648 shares issuable upon exercise of warrants at $1.00 per share.
(61) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(62) Includes 41,666 shares issuable upon exercise of warrants at $.01 per share, 15,385 shares issuable upon exercise of warrants at $.30 per share and 49,230 shares issuable upon exercise of warrants at $1.00 per share.

                                                    11

(63) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(64) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(65) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(66) Includes 8,496 shares issuable upon exercise of warrants at $1.00 per share.
(67) Includes 62,499 shares issuable upon exercise of warrants at $.01 per share, 23,074 shares issuable upon exercise of warrants at $.30 per share and 73,836 shares issuable upon exercise of warrants at $1.00 per share.
(68) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(69) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(70) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(71) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share and 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise warrants at $1.00 per share.
(72) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(73) Includes 15,001 shares issuable upon exercise of warrants at $1.00 per share.
(74) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(75) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(76) Includes 52,083 shares issuable upon exercise of warrants at $.01 per share, 19,231 shares issuable upon exercise of warrants at $.30 per share and 61,538 shares issuable upon exercise of warrants at $1.00 per share.
(77) Includes 41,666 shares issuable upon exercise of warrants at $.01 per share, 15,385 shares issuable upon exercise of warrants at $.30 per share and 49,231 shares issuable upon exercise of warrants at $1.00 per share.
(78) Includes 8,333 shares issuable upon exercise of warrants at $.01 per share, 3,077 shares issuable upon exercise of warrants at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(79) Includes 30,998 shares issuable upon exercise of warrants at $1.00 per share.
(80) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(81) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(82) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(83) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,307 shares issuable upon exercise of warrants at $1.00 per share.
(84) Includes 100,498 shares issuable upon exercise of warrants at $1.00 per share.
(85) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(86) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(87) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share.
(88) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(89) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(90) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(91) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(92) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(93) Includes 106,046 shares issuable upon exercise of warrants at $1.00 per share, and 66,667 shares issuable upon exercise of warrants at $.30 per share.. JP Turner & Company, LLC is a registered broker dealer and FINRA  member firm, located at 3060 Peachtree Road, 11th Floor, Atlanta, Georgia 30305. JP Turner & Company, LLC acted as a placement agent in connection with our offering of common stock and warrants in 2007 and 2008.  All of the shares being registered were received by JP Turner & Company, LLC as compensation for investment banking services.  JP Turner & Company, LLC distributed such warrants to JP Turner Partners, LP, an associated entity.  William L.  Mello has sole voting and investment control over shares held by JP Turner Partners, LP.
(94) Includes 89,996 shares issuable upon exercise of warrants at $1.00 per share.
(95) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(96) Includes 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,692 shares issuable upon exercise of warrants at $1.00 per share.
(97) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(98) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(99) Includes 4,997 shares issuable upon exercise of warrants at $1.00 per share.
(100) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(101) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(102) Includes 49,999 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(103) Includes 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(104) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(105) Includes 3,125 shares issuable upon exercise of warrants at $.01 per share, 1,154 shares issuable upon exercise of warrants at $.30 per share and 3,692 shares issuable upon exercise of warrants at $1.00 per share.
(106) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(107) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(108) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(109) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(110) Includes 21,999 shares issuable upon exercise of warrants at $1.00 per share.

                                                       12

(111) Includes 8,333 shares issuable upon exercise of warrants at $.01 per share, 3,077 shares issuable upon exercise of warrants at $.30 per share and 9,846 shares issuable upon exercise of warrants at $1.00 per share.
(112) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(113) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(114) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(115) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(116) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(117) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(118) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(119) Includes 73,996 shares issuable upon exercise of warrants at $1.00 per share.
(120) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(121) Includes 4,167 shares issuable upon exercise of warrants at $.01 per share, 1,538 shares issuable upon exercise of warrants at $.30 per share and 4,923 shares issuable upon exercise of warrants at $1.00 per share.
(122) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(123) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(124) Includes 59,996 shares issuable upon exercise of warrants at $1.00 per share.
(125) Includes 20,833shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(126) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(127) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(128) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(129) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(130) Includes 17,497 shares issuable upon exercise of warrants at $1.00 per share.
(131) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(132) Includes 2,083 shares issuable upon exercise of warrants at $.01 per share, 769 shares issuable upon exercise of warrants at $.30 per share and 2,462 shares issuable upon exercise of warrants at $1.00 per share.
(133) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(134) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(135) Includes 10,417 shares issuable upon exercise of warrants at $.01 per share, 3,846 shares issuable upon exercise of warrants at $.30 per share and 12,308 shares issuable upon exercise of warrants at $1.00 per share.
(136) Includes 12,196 shares issuable upon exercise of warrants at $1.00 per share.
(137) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(138) Includes 214,997 shares issuable upon exercise of warrants at $1.00 per share.
(139) Includes 5,208 shares issuable upon exercise of warrants at $.01 per share, 1,923 shares issuable upon exercise of warrants at $.30 per share and 6,154 shares issuable upon exercise of warrants at $1.00 per share.
(140) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,616 shares issuable upon exercise of warrants at $1.00 per share.
(141) Includes 20,833 shares issuable upon exercise of warrants at $.01 per share, 7,692 shares issuable upon exercise of warrants at $.30 per share and 24,615 shares issuable upon exercise of warrants at $1.00 per share.
(142) Includes 32,000 shares issuable upon conversion of convertible note, 5,120 shares issuable upon maturity of the convertible note, and 48,000 shares issuable upon exercise of warrants at $1.50 per share.
(143) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note,and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(144) Includes 50,000 shares issuable upon conversion of convertible note, 8,000 shares issuable upon maturity of the convertible note,and 75,000 shares issuable upon exercise of warrants at $1.50 per share.
(145) Includes 50,000 shares issuable upon conversion of convertible note, 8,000 shares issuable upon maturity of the convertible note,and 75,000 shares issuable upon exercise of warrants at $1.50 per share.
(146) Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note,and 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(147) Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note,and 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(148) Includes 15,000 shares issuable upon conversion of convertible note, 2,400 shares issuable upon maturity of the convertible note,and 22,500 shares issuable upon exercise of warrants at $1.50 per share.
(149) Includes 30,000 shares issuable upon conversion of convertible note, 4,800 shares issuable upon maturity of the convertible note,and 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(150) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note,and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(151) Includes 5,000 shares issuable upon conversion of convertible note, 800 shares issuable upon maturity of the convertible note,and 7,500 shares issuable upon exercise of warrants at $1.50 per share.
(152) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note,and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(153) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note,and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(154) Includes 5,000 shares issuable upon conversion of convertible note, 800 shares issuable upon maturity of the convertible note,and 7,500 shares issuable upon exercise of warrants at $1.50 per share.
(155) Includes 5,000 shares issuable upon conversion of convertible note, 800 shares issuable upon maturity of the convertible note,and 7,500 shares issuable upon exercise of warrants at $1.50 per share.
(156) Includes 350,000 shares issuable upon conversion of convertible note, 56,000 shares issuable upon maturity of the convertible note,and 525,000 shares issuable upon exercise of warrants at $1.50 per share.
(157) Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note,and 30,000 shares issuable upon exercise of warrants at $1.50 per share.

                                                       13

(158) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note,and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(159) Includes 30,000 shares issuable upon conversion of convertible note, 4,800 shares issuable upon maturity of the convertible note,and 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(160) Includes 17,500 shares issuable upon conversion of convertible note, 2,800 shares issuable upon maturity of the convertible note,and 26,250 shares issuable upon exercise of warrants at $1.50 per share.
(161) Includes 154,000 shares issuable upon conversion of convertible note, 24,640 shares issuable upon maturity of the convertible note,and 231,000 shares issuable upon exercise of warrants at $1.50 per share.
(162) Includes 2,512,500 shares issuable upon conversion of convertible note, 402,000 shares issuable upon maturity of the convertible note,and 3,768,750 shares issuable upon exercise of warrants at $1.50 per share.
(163) Includes 100,000 shares issuable upon conversion of convertible note, 16,000 shares issuable upon maturity of the convertible note,and 150,000 shares issuable upon exercise of warrants at $1.50 per share.
(164) Includes 30,000 shares issuable upon conversion of convertible note, 4,800 shares issuable upon maturity of the convertible note,and 45,000 shares issuable upon exercise of warrants at $1.50 per share.
(165) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note,and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(166) Includes 10,000 shares issuable upon conversion of convertible note, 1,600 shares issuable upon maturity of the convertible note,and 15,000 shares issuable upon exercise of warrants at $1.50 per share.
(167) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note,and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(168) Includes 20,000 shares issuable upon conversion of convertible note, 3,200 shares issuable upon maturity of the convertible note,and 30,000 shares issuable upon exercise of warrants at $1.50 per share.
(169) Includes 100,000 shares issuable upon conversion of convertible note, 16,000 shares issuable upon maturity of the convertible note,and 150,000 shares issuable upon exercise of warrants at $1.50 per share.
(170) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note,and 37,500 shares issuable upon exercise of warrants at $1.50 per share.
(171) Includes 25,000 shares issuable upon conversion of convertible note, 4,000 shares issuable upon maturity of the convertible note,and 37,500 shares issuable upon exercise of warrants at $1.50 per share.

                                                       14

PLAN OF DISTRIBUTION

The selling shareholders (the "Selling Shareholders"), which, as used herein, includes donees, pledgees,  transferees or other  successors-in-interest of a Selling Stockholder selling shares of Common  Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common  Stock on any stock exchange, market or  trading facility on which the shares are traded or in private  transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing  market price, at varying prices determined at the time of sale, or at negotiated prices.  The Selling Shareholders may use any one or more of the following  methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share; and a combination of any such methods of sale.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock,  from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other  applicable provision of the 1933 Act  amending  the list of  Selling Shareholders to include the pledgee, transferee or other  successors-in- as Selling Shareholders under this Prospectus.  The Selling Shareholders also may transfer the shares of Common Stock in other circumstances,  in which case the transferees, pledgees or other successors-in-interest will be the selling, beneficial owners for purposes of this Prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling  Shareholders  (or, if any  broker-dealer acts as agent for the purchaser of shares, from the  purchaser) in amounts to be negotiated.  The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with the sale of our Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the  positions they assume.  The Selling Shareholders may also sell shares of our Common Stock short and deliver these securities to close out their  short  positions, or loan or pledge the Common Stock to  broker-dealers that in turn may sell these  securities.  The  Selling Shareholders may also enter into option or other transactions with broker-dealers  or other  financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders will receive the aggregate proceeds from the sale of the Common  Stock  offered by them. The aggregate proceeds to the Selling Shareholders from the sale of the  Common  Stock  offered  by them will be the purchase price of the Common Stock less discounts or commissions, if any.  Each of the Selling Shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.  We will not receive any of the proceeds from the sale of Common Stock in this  offering.  We may receive proceeds from holders who exercise their warrants and pay the applicable cash exercise price in connection with those exercises.

The Selling Shareholders also may resell all or a portion of the shares in open market transactions  in  reliance  upon Rule 144 under the 1933 Act rather than under this Prospectus, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11)  of the 1933  Act.  Any discounts, commissions, concessions  or profit  they earn on any resale of the shares may be underwriting discounts and commissions under the 1933 Act.  Selling Shareholders who are  "underwriters" within the meaning of Section 2(11) of the 1933 Act will be subject to the prospectus delivery requirements of the 1933 Act.

To the extent required  the shares of our Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a  post-effective amendment to the registration statement that includes this Prospectus.

In order to comply with the securities laws of some states,  if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed  brokers or dealers.  In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from  registration  or  qualification  requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the 1934 Act may apply to sales of shares in the  market and to the activities of the Selling Shareholders and their affiliates.  In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the 1933 Act.  The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving  the sale of the shares of Common Stock against certain  liabilities, including liabilities arising under the 1933 Act.

We will pay all of the expenses incident to registration other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will pay for offering expenses including the SEC registration fee, accounting fees, legal fees, printing expenses and other related have agreed to indemnify the Selling Shareholders against liabilities, including liabilities under the 1933 Act and state  securities  laws, relating to the registration of the shares offered by this Prospectus.

We have  agreed with the Selling Shareholders to keep the  registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144 without any restrictions of the 1933  Act.

                                                         15

LEGAL MATTERS

The validity of the Common Stock registered hereunder has been passed upon for us by Epstein Becker & Green, P.C., Chicago, Illinois.

EXPERTS

The financial  statements  incorporated  in this  prospectus by reference to the Annual  Report on Form 10-K for the Year ended December 31, 2008 has been so incorporated in reliance on the reports of M&K CPAS, PLLC and Blackman Kallick LLP, independent  accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information  incorporated by reference is considered to be a part of this  prospectus,  and information that we file later with the Commission will automatically update and supersede that information.  We incorporate by reference the documents filed with the Commission listed below:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b) Our Quarterly Reports on Form 10-Q filed with the SEC on May 20, August 14 and November 16, 2009;

(c) Our Current Reports on Form 8-K filed on April 21and 29, May 14, July 15 and October 16, 2009.

(d) Our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 6, 2009

(e) The description of the common stock contained in our Registration  Statement on Form 10SB filed with the Commission on August 21, 2000, together with each of Amendment No. 1 on Form 10SB/A filed with the  Commission on December 10, 2002,Amendment No. 2 on Form 10SB/A filed with the  Commission on January 7, 2002 and Amendment No. 3 on Form 10SB/A filed with the Commission on January 24, 2002 and including  any  amendments  or reports  filed for the purpose of  updating  such description in which there is described the terms, rights and provisions applicable to our common stock; and

(f) All documents we have filed with the Commission pursuant to Sections 13(a),13(c),  14 or  15(d)  of  the Exchange Act after the date of the  initial registration  statement and prior to the effectiveness of the registration statement, as well as subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus and to be a part of this  prospectus from the date of the filing of the documents.

You may request a copy of any one or more of these filings, at no cost, by contacting us at:

Z Trim Holdings, Inc.
1011 Campus Drive Mundelein, Illinois 60060
(847) 549-6002

WHERE YOU CAN GET MORE INFORMATION

 We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").  You may read and copy any reports, statements or other information that we file with the Commission at the Commission's public reference room at 100 F. St., N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Commission maintains a Web site at "www.sec.gov" that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission, including the Company.

You may also find copies of reports, proxy and information statements we file electronically with the Commission via a link to "Investor Relations" from our website at "www.ztrim.com."  The information on our Internet Web site is not incorporated in this prospectus by reference and you should not consider it a part of this prospectus.

                                                       16

PROSPECTUS

Z TRIM HOLDINGS, INC.

13,402,490 SHARES OF COMMON STOCK, December 14, 2009

You should rely only on the information contained in this  prospectus.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus.  We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers  and  sales  are  permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We are not issuing any common stock under this Registration Statement.  All Common Stock registered  pursuant  to this  Registration  Statement  is  being registered on behalf of Selling Shareholders.  We have agreed to pay all costs of this Registration  Statement.  The  following  table sets  forth the  estimated expenses  to be  incurred  in  connection  with the  issuance  and resale of the securities offered by this prospectus.  We are responsible for the payment of all expenses set forth below.

Registration fee                                                                                                           $          874.99
Legal fees and expenses                                                                                            $     25,000.00
Accounting fees and expenses                                                                                 $       5,000.00
Miscellaneous                                                                                                             $          125.01
Total                                                                                                                              $     31,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS The Company's bylaws authorize the Company to indemnify  directors  and officers and other  corporate  agents to the fullest extent  permitted under the laws of Illinois.  Because indemnification of liabilities arising under the Securities  Act  of  1933  may  be  permitted  to our directors, officers or controlling persons by these provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against  public  policy  as  expressed  in the  Securities  Act of  1933  and is therefore  unenforceable.  In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred or paid by one of our directors,  officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification  by us is against  public policy as expressed in the  Securities Act of 1933 and will be governed by the final adjudication of the issue.

ITEM 16. EXHIBITS

The exhibits to this registration statement are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which  offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any  prospectus  required by section  10(a)(3)of the Securities Act.

(ii) To reflect in the  prospectus  any facts or events  arising after the  effective  date of the  registration  statement  (or the most recent post-effective  amendment thereof) which,  individually or in the aggregate,  represent a fundamental  change in the information set forth in  the  registration  statement.  Notwithstanding  the  foregoing, any increase  or decrease  in volume of  securities  offered  (if the total dollar  value of  securities  offered would not exceed  that which was registered)  and any deviation from the low or high end of the estimated maximum  offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent no more than 20 percent change in the maximum  aggregate  offering price set forth in the  "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any  material  information  with respect to the plan  of  distribution  not  previously  disclosed  in the  registration statement or any material change to such information in the registration statement;
PROVIDED,  HOWEVER,  that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information  required  to be  included in a post-effective amendment by those paragraphs is contained in periodic  reports  filed with or  furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are  incorporated  by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities  offered therein,  and the offering of such securities  at that time shall be deemed to be the  initial  bona fide  offering thereof.

(3) To remove from registration by means of a post-effective  amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) For purposes of determining  any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee  benefit  plan's  annual  report  pursuant  to  Section  15(d)  of  the Securities  Exchange  Act of 1934)  that is  incorporated  by  reference  in the registration  statement  shall  be  deemed  to be a new  registration  statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may  be  permitted  to  directors,  officers and controlling  persons of the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                                          17

SIGNATURES

Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies that it has reasonable  grounds to believe that it meets all of the requirements  for  filing  on Form S-3 and has  duly  caused  this  registration statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in the City of Mundelein, State of Illinois, on December 14, 2009.

                                                                                                    Z TRIM HOLDINGS, INC.

                              By: /s/ Steven J. Cohen
                              ---------------------------
                              Steven J. Cohen
                              President (Principal Executive Officer)

                                                                    POWER OF ATTORNEY

     KNOW ALL  PERSONS  BY THESE  PRESENTS,  that each  person  whose  signature appears below  constitutes  and appoints  Steven J. Cohen as his true and lawful attorney-in-fact  and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments  (including  post-effective  amendments) to this  registration statement,  and to file the same, with all exhibits thereto, and other documents in connection therewith,  with the Securities and Exchange Commission,  granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises,  as  fully  to all  intents  and  purposes  as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes,  may lawfully do or cause to be done by virtue hereof.

In  accordance  with the  requirements  of the  Securities  Act of 1933, as amended,  this  registration  statement has been signed on December 14, 2009  by the following persons in the capacities indicated:

/s/ Steven J. Cohen                                                                           /s/ Brian Chaiken
----------------------                                                                      ----------------------
Steven J. Cohen, Director and President  Director                          Chief Financial Officer
(Principal Executive Officer)                                                            (Principal Financial Officer)

/s/ Peggy Perucca                                                                    /s/ Triveni Shukla
-------------------                                                                               -------------------
Peggy Perucca, Controller                                                          Triveni Shukla
    Director and Executive V.P.

/s/Morris Garfinkle                                                                               /s/ Mark Hershhorn
-------------------                                                                                      -------------------
Morris Garfinkle                                                                                   Mark Hershhorn
Director                                                                           Director

/s/ Brian S. Israel
-------------------
Brian S. Israel
Director

                                                          18

INDEX OF EXHIBITS

No.	Description
4.1	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s current report on Form 8-K filed on October 16,2009 and Incorporated herein by reference,]
4.2	Form of Amended and Restated Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s current report on Form 8-K filed on October 16,2009 and incorporated herein by reference,]
4.3	Form of Amended and Restated Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s current report on Form 8-K filed on October 16,2009 and Incorporated herein by reference,]
4.4	Form of Amended and Restated Security Agreement [Filed as Exhibit 4.4 to the Company’s current report on Form 8-K filed on October 16,2009 and incorporated herein by reference,]
4.5	Form of Registration Rights Agreement[Filed as Exhibit 4.5 to the Company’s current report on Form 8-K filed on October 16,2009 and incorporated herein by reference,]
4.6	Form of Agreement with equipment supplier[Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on May 14, 2009 and incorporated herein by reference,]
4.7	Form of Agreement with patent litigation firm [Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on May 14, 2009 and incorporated herein by reference,]
4.12	Form of Subscription Agreement[Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.13	Form of Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.14	Form of Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.15	Form of Security Agreement[Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.16	Form of Registration Rights Agreement[Filed as Exhibit 4.5 to the Company’s Current Report on Form 8K filed on November 18,2008 and incorporated herein by reference,]
4.17	Form of Subscription Agreement[Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference,]
4.19	Form of Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s Current Report on Form 8K filed on September 3,2008 and incorporated herein by reference,]
4.20	Form of Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s Current Report on Form 8--K filed on September 3,2008 and incorporated herein by reference,]
4.21	Form of Security Agreement [Filed as Exhibit 4.4 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference,]
4.22	Form of Registration Rights Agreement [Filed as Exhibit 4.5 to the Company’s Current Report on Form 8K filed on September 3, 2008 and incorporated herein by reference,]
4.23	Form of Subscription Agreement [Filed as Exhibit 4.1 to the Company’s Current Report on Form 8K filed on June 24, 2008 and incorporated herein by reference,]
4.24	Form of Convertible Promissory Note[Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.25	Form of Warrant to Purchase Common Stock[Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.26	Form of Security Agreement[Filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.27	Form of Registration Rights Agreement[Filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on June 24, 2008 and incorporated herein by reference,]
4.28	Form of Subscription Agreement [Filed as Exhibit 4.5 to the Company's Form 10KSB filed on April 2, 2007 and incorporated herein by reference].
4.29	Form of Warrant to Purchase Common Stock [Filed as Exhibit 4.6 to the Company's Form 10KSB filed on April 2, 2007 and incorporated herein by reference).
4.30	Form of Registration Rights Agreement [Filed as Exhibit 4.7 to the Company's Form 10KSB filed on April 2, 2007 and incorporated herein by reference].
4.31	Form of Zaghi Warrant to Purchase Common Stock dated February 8, 2008 +
4.32	Form of Amendment to the warrant filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 3, 2008 and incorporated herein by reference +
5.1	Opinion of Epstein Becker & Green, P.C. +
23.1	Consent of M&K CPAS, PLLC +
23.2	Consent of Blackman Kallick LLP+
23.3	Consent of Epstein Becker & Green, P.C. (included in Exhibit 5.1) +
24.1	Power of Attorney (included on signature page hereof, and incorporated by reference)
99.1	Consent of Edward Smith III pursuant to Rule 438+

_______

+ Filed herewith.

                                                              19